As filed with the Securities and Exchange Commission on May 23, 2011

Registration Number 333-172254

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 5 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The Active Network, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	7372	33-0884962
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10182 Telesis Court, Suite 100

San Diego, California 92121

(858) 964-3800

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

David Alberga

Chief Executive Officer and

Chairman of the Board

Matthew Landa

President and Director

The Active Network, Inc.

10182 Telesis Court, Suite 100

San Diego, California 92121

(858) 964-3800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael S. Kagnoff, Esq. Jeffrey C. Thacker, Esq. David M. Eisler, Esq. DLA Piper LLP (US) 4365 Executive Drive, Suite 1100 San Diego, California 92121 (858) 677-1400	Kourosh Vossoughi, Esq. Chief Legal Officer, General Counsel and SVP Business Development The Active Network, Inc. 10182 Telesis Court, Suite 100 San Diego, California 92121 (858) 964-3800

Jeffrey D. Saper, Esq.

Martin J. Waters, Esq.

Anthony G. Mauriello, Esq.

Wilson Sonsini Goodrich & Rosati,

Professional Corporation

12235 El Camino Real, Suite 200

San Diego, California 92130

(858) 350-2300

Approximate date of commencement of proposed sale to the public: as soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

Explanatory Note

This Amendment No. 5 to the Registration Statement on Form S-1 (File No. 333-172254) is solely to file Exhibits 5.1 and 23.1. Accordingly, a preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale and distribution of the common stock being registered. All amounts shown are estimates except for the SEC registration fee, the FINRA filing fee and the New York Stock Exchange filing fee.

SEC registration fee	$26,436
FINRA filing fee	23,270
New York Stock Exchange filing fee	219,544
Blue sky qualification fees and expenses	20,000
Printing and engraving expenses	300,000
Legal fees and expenses	1,000,000
Accounting fees and expenses	1,100,000
Transfer agent and registrar fees and expenses	30,000
Directors and officers’ liability insurance premium (1933 Act)	432,971
Miscellaneous expenses	47,779

Total	$3,200,000

Item 14.	Indemnification of Directors and Officers.

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses, which such officer or director has actually and reasonably incurred. Our amended and restated bylaws, which will become effective upon the completion of this offering, provide for the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102 of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability:

•	for any transaction from which the director derives an improper personal benefit;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for acts related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

Our amended and restated certificate of incorporation and amended and restated bylaws include such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by us upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by us.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the Board of Directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the Delaware General Corporation Law, we have entered into indemnity agreements with each of our directors and executive officers, that require us to indemnify such persons against any and all expenses (including attorneys’ fees), witness fees, damages, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any action, suit or proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director, an officer or an employee of The Active Network or any of its affiliated enterprises, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under applicable securities laws.

We have entered into an underwriting agreement, which provides that the underwriters are obligated, under some circumstances, to indemnify our directors, officers and controlling persons against specified liabilities, including liabilities under the Securities Act.

Reference is made to the following documents filed as exhibits to this registration statement regarding relevant indemnification provisions described above and elsewhere herein:

Exhibit Document	Number
Form of Underwriting Agreement	1.1

Form of Amended and Restated Certificate of Incorporation to be effective upon the closing of this offering	3.2

Form of Amended and Restated Bylaws to be effective upon the closing of this offering	3.4

Tenth Amended and Restated Investors’ Rights Agreement, dated as of August 22, 2008, by and among the Registrant and the Stockholders named therein	4.2

Indemnification Agreements, by and among the Registrant and each of its directors and officers	10.21

Item 15.	Recent Sales of Unregistered Securities.

The following list sets forth information regarding all securities sold by us since January 1, 2008.

(1) From January 1, 2008 through March 31, 2011, we granted options to purchase 9,872,677 shares of our common stock to employees, directors and consultants under our 2002 Stock Option/Stock Issuance Plan at a weighted average exercise price of $2.97 per share. No consideration was paid to us by any recipient of any of the foregoing options for the grant of such options. On various dates from January 1, 2008 through March 31, 2011, options were exercised for an aggregate of 2,114,296 shares of our common stock. We have received aggregate consideration of approximately $4.15 million in connection with the exercise of these options.

(2) On July 1, 2008, we entered into an Asset and Stock Acquisition Purchase Agreement with T&C Products, Inc., the shareholders of T&C Products and the shareholders of Hodgson’s Hurricanes, Inc., pursuant to which we purchased certain assets from T&C Products and all of the outstanding shares of Hodgson, in consideration for, among other things, the issuance of an aggregate of 60,000 shares of our common stock. In connection with the closing of the transaction, we issued 3,000 shares of common stock as payment under a license agreement with the same parties of even date.

(3) On August 22, 2008, we issued an aggregate of 6,395,761 shares of Series F preferred stock in a private placement transaction at a price per share of $14.43.

(4) On September 16, 2008, we entered into an Agreement and Plan of Reorganization with Automated License Systems, Inc., ALS Merger Subsidiary, Inc. and certain shareholder of Automated License Systems, Inc., pursuant to which Automated License Systems became our subsidiary in a reverse triangular merger. Pursuant to the merger, among other things, we issued 100,000 shares of our common stock to the shareholders of Automated License Systems at the closing, plus an additional 102,128 shares of our common stock in earn-out payments.

(5) On January 1, 2009, we entered into a Stock Acquisition Agreement with Elicia Acquisition Corp., pursuant to which we acquired all of the outstanding capital stock of ReserveAmerica Holdings, Ltd. in exchange for the issuance of an aggregate of 3,461,018 shares of our Series F Preferred Stock to Elicia Acquisition Corp, 515,855 shares of which are being held in escrow until July 31, 2011.

(6) On September 21, 2009, we entered into a Stock Purchase Agreement with the holders of the outstanding capital stock of W4 Messaging, Inc., pursuant to which we acquired all of the outstanding capital stock of W4 Messaging, Inc. in exchange for, among other things, the issuance of an aggregate of 45,000 shares of our common stock.

(7) On September 29, 2009, we entered into a Note Purchase Agreement with certain lenders, pursuant to which we issued an aggregate of $4,000,000 of convertible promissory notes. Each convertible note accrues interest at a rate of ten percent (10%) subject to increase in the event the maturity date is extended beyond September 29, 2011. The notes are convertible into shares of our common stock at any time by the holder at a conversion price of $16.00 per share. As of March 31, 2011, we had an aggregate of approximately $4.6 million of principal and interest outstanding under the convertible notes.

(8) On December 1, 2009, we entered into an Asset Purchase Agreement with Channel:1 Corporation and the majority shareholders of Channel:1 Corporation, pursuant to which we acquired certain assets of Channel:1 Corporation in exchange for, among other things, 112,500 shares of our common stock.

(9) On January 4, 2010, we entered into an Asset Purchase Agreement with Clubspaces, Inc. and the shareholders of Clubspaces, Inc., pursuant to which we acquired certain assets of Clubspaces, Inc. in exchange for, among other things, 73,500 shares of our common stock, 10,200 shares of which are being held in escrow until June 4, 2011.

(10) On April, 28, 2010, in connection with amending our Loan and Credit Agreement with Escalate Capital I, L.P., we issued a warrant to Escalate Capital I, L.P. to purchase 20,000 shares of common stock.

(11) On October 1, 2010, we entered into an Asset Purchase Agreement with Project: Worldwide, Inc. d/b/a George P. Johnson Company, pursuant to which we acquired certain assets in exchange for, among other things, the issuance of 150,000 shares of our common stock.

(12) On December 20, 2010, in connection with amending our Loan and Credit Agreement with Escalate Capital I, L.P. and Gold Hill Venture Lending 03, LP, we issued a warrant to Escalate Capital I, L.P. to purchase 31,500 shares of our common stock, and a warrant to Gold Hill Venture Lending 03, LP to purchase 23,500 shares of our common stock.

(13) On February 1, 2011, we acquired substantially all of the assets of Fellowship Technologies, L.P. in exchange for the issuance of 1,125,000 shares of our common stock, 160,000 of which are being held in escrow until August 1, 2012, and 40,000 of which are being held in escrow until the resolution of certain tax matters.

The offers, sales and issuances of the options and common stock described in paragraph 1 were deemed to be exempt from registration under the Securities Act in reliance on Rule 701 in that the transactions were under compensatory benefit plans and contracts relating to compensation as provided under such rule. The recipients of such options and common stock were our employees, directors or bona fide consultants and received the securities under our 2002 Equity Incentive Plan. Appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions had adequate access, through employment, business or other relationships, to information about us.

The offers, sales and issuances of the securities described in paragraphs 2 through 13 were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act or Rule 506 of Regulation D promulgated thereunder in that the issuance of securities to the recipients did not involve a public offering. Each recipient of the securities in these transactions represented his or her intention to acquire the securities for investment only and not with a view to, or for resale in connection with, any distribution thereof, and appropriate legends were affixed to the share certificates issued in each such transaction. In each case, the recipient was an “accredited investor” as defined under Regulation D.

There were no underwriters employed in connection with any of the transactions set forth in this Item 15.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit Number	Exhibit Description
1.1*	Form of Underwriting Agreement.

2.1†*	Stock Acquisition Agreement, dated January, 21, 2009, by and among the Registrant, Elicia Acquisition Corp., IAC/Interactive Corp. and ReserveAmerica, Ltd.

3.1*	Amended and Restated Certificate of Incorporation, filed with the Delaware Secretary of State on January 21, 2009, as currently in effect.

3.2*	Form of Amended and Restated Certificate of Incorporation of the Registrant to be in effect upon the completion of this offering.

3.3*	Amended and Restated Bylaws, as currently in effect.

3.4*	Form of Amended and Restated Bylaws of the Registrant to be in effect upon the completion of this offering.

4.1*	Specimen Common Stock Certificate.

4.2*	Tenth Amended and Restated Investors’ Rights Agreement, dated as of August 22, 2008, by and among the Registrant and Stockholders named therein.

4.3*	Amendment No. 1 to the Tenth Amended and Restated Investors’ Rights Agreement, dated as of April 25, 2011, by and among the Registrant and the stockholders as listed on Schedule A.

4.4*	Form of Warrant Assumption Agreement issued by the Registrant to each of the investors set forth on Schedule A.

4.5*	Form of Warrant issued by the Registrant to each of the investors set forth on Schedule A.

4.6*	Note Purchase Agreement, dated September 29, 2009, by and among the Registrant and the investors set forth on Schedule A.

4.7*	Form of Convertible Promissory Note issued by the Registrant to each of the investors set forth on the Schedule of Lenders thereto.

5.1	Opinion of DLA Piper LLP (US).

10.1A*	Seaview Corporate Center Office Lease, dated November 11, 2006, by and between Seaview PFG, LLC and the Registrant.

10.1B*	First Amendment to Lease (Seaview Corporate Center), dated October 31, 2010, by and between AG/POP Seaview Corporate, L.P. and the Registrant.

10.2A*	Indenture of Lease, dated September 13, 1999, by and between HOOPP Realty Inc. and The Active Network, Ltd.

10.2B*	Lease Expansion and Extension and Amending Agreement, dated June 25, 2004, by and between Newvest Realty Corporation and The Active Network, Ltd.

10.2C*	Lease Expansion and Amending Agreement, dated November 10, 2005, by and between Newvest Realty Corporation and The Active Network, Ltd.

10.2D*	Lease Expansion and Amending Agreement, dated September 29, 2006, by and between Newvest Realty Corporation and The Active Network, Ltd.

Exhibit Number	Exhibit Description

10.2E*	Lease Expansion, Extension and Amending Agreement, dated July 25, 2008, by and between Newvest Realty Corporation and The Active Network, Ltd.

10.3A*	Office Lease, dated February 6, 2007, by and between the Registrant and Allegany Research Properties, LLC.

10.3B*	First Lease Modification, dated August 17, 2007, by and between the Registrant and Allegany Research Properties, LLC.

10.3C*	Second Lease Modification, dated November 21, 1007, by and between Allegany Research Properties, LLC and the Registrant.

10.3D*	Third Lease Modification, dated February 1, 2008, by and between Allegany Research Properties, LLC and the Registrant.

10.4A*	Office Lease Agreement, dated September 24, 1999, by and between Donelson Corporate Centre, L.P. and Automated License Systems, Inc.

10.4B*	First Amendment to Office Lease Agreement, dated April 28, 2005, by and between Donelson Corporate Centre, L.P. and Automated License Systems, Inc.

10.4C*	Second Amendment to Office Lease Agreement, dated June 29, 2005, by and between Donelson Corporate Centre, L.P. and Automated License Systems, Inc.

10.4D*	Third Amendment to Office Lease Agreement, dated January 10, 2007, by and between Donelson Corporate Centre, L.P. and Automated License Systems, Inc.

10.4E*	Fourth Amendment to Office Lease Agreement, dated March 25, 2008, by and between Donelson Corporate Centre, L.P. and Automated License Systems, Inc.

10.5A*	Lease Agreement, dated September 19, 2008, by and between Wells REIT—Las Colinas Corporate Center II, L.P. and Fellowship Technologies, L.P.

10.5B*	Consent to Assignment, dated February 3, 2011 between Wells REIT—Las Colinas Corporate Center II, L.P., Fellowship Technologies, L.P. and Registrant.

10.6A*	Loan and Security Agreement, dated October 30, 2008, by and between Square 1 Bank and Registrant.

10.6B*	Consent and First Amendment to Loan and Security Agreement, dated September 29, 2009, by and between Square 1 Bank and Registrant.

10.6C*	Second Amendment to Loan and Security Agreement, dated October 29, 2009, by and between Square 1 Bank and Registrant.

10.6D*	Third Amendment to Loan and Security Agreement, dated November 30, 2009, by and between Square 1 Bank and Registrant.

10.6E*	Fourth Amendment to Loan and Security Agreement, dated January 26, 2010, by and between Square 1 Bank and Registrant.

10.6F*	Fifth Amendment and Waiver to Loan and Security Agreement, March 31, 2010, by and between Square 1 Bank and Registrant.

10.6G*	Sixth Amendment to Loan and Security Agreement, dated April 21, 2010, by and between Square 1 Bank and Registrant.

10.6H*	Seventh Amendment to Loan and Security Agreement, dated May 27, 2010 by and between Square 1 Bank and Registrant.

10.6I*	Eighth Amendment to Loan and Security Agreement, dated July 15, 2010, by and between Square 1 Bank and Registrant.

10.7A*	Loan and Security Agreement, dated March 22, 2007, by and among Registrant, Escalate Capital I, L.P. and Gold Hill Venture Lending 03, LP.

Exhibit Number	Exhibit Description

10.7B*	First Amendment to Loan and Security Agreement, dated June 6, 2007, by and among Registrant, Escalate Capital I, L.P. and Gold Hill Venture Lending 03, LP.

10.7C*	Second Amendment to Loan and Security Agreement, dated December 18, 2007, by and among Registrant, Escalate Capital I, L.P. and Gold Hill Venture Lending 03, LP.

10.7D*	Consent and Third Amendment to Loan and Security Agreement, dated October 30, 2008, by and among Registrant, Escalate Capital I, L.P. and Gold Hill Venture Lending 03, LP.

10.7E*	Fourth Amendment to Loan and Security Agreement, dated April 14, 2009, by and among Registrant, Escalate Capital I, L.P. and Gold Hill Venture Lending 03, LP.

10.7F*	Consent and Fifth Amendment to Loan and Security Agreement, dated September 29, 2009, by and among Registrant, Escalate Capital I, L.P. and Gold Hill Venture Lending 03, LP.

10.7G*	Sixth Amendment to Loan and Security Agreement, dated April 28, 2010, by and among Registrant, Escalate Capital I, L.P. and Gold Hill Venture Lending 03, LP.

10.7H*	Seventh Amendment to Loan and Security Agreement, dated December 20, 2010, by and among Registrant, Escalate Capital I, L.P. and Gold Hill Venture Lending 03, LP.

10.8*	Business Loan Agreement, dated November 3, 2008, by and between Automated License Systems, Inc. and Pinnacle National Bank.

10.9#*	2002 Stock Option/Stock Issuance Plan, as amended.

10.10#*	Form of Stock Option Agreement under 2002 Stock Option/Stock Issuance Plan, as amended.

10.11#*	Addendum to Stock Option Agreement under 2002 Stock Option/Stock Issuance Plan.

10.12#*	Form of Stock Purchase Agreement under 2002 Stock Option/Stock Issuance Plan.

10.13#*	Addendum to Stock Purchase Agreement under 2002 Stock Option/Stock Issuance Plan.
10.14#*	Form of Stock Issuance Agreement under 2002 Stock Option/Stock Issuance Plan.

10.15#*	Addendum to Stock Issuance Agreement under 2002 Stock Option/Stock Issuance Plan.

10.16#*	2011 Equity Incentive Award Plan.

10.17#*	Form of Stock Option Agreement under 2011 Equity Incentive Award Plan.

10.18#*	Form of Restricted Stock Agreement under 2011 Equity Incentive Award Plan.

10.19#*	Form of Restricted Stock Unit Agreement under 2011 Equity Incentive Award Plan.

10.20#*	2011 Employee Stock Purchase Plan.

10.21A#*	Indemnification Agreement, dated May 17, 2011, by and between the Registrant and David Alberga.

10.21B#*	Indemnification Agreement, dated May 17, 2011, by and between the Registrant and Matthew Landa.

10.21C#*	Indemnification Agreement, dated May 17, 2011, by and between the Registrant and Scott Mendel.

10.21D#*	Indemnification Agreement, dated May 17, 2011, by and between the Registrant and Jon Belmonte.

10.21E#*	Indemnification Agreement, dated May 17, 2011, by and between the Registrant and Kourosh Vossoughi.

10.21F#*	Indemnification Agreement, dated May 17, 2011, by and between the Registrant and Matthew Ehrlichman.

10.21G#*	Indemnification Agreement, dated May 17, 2011, by and between the Registrant and Sheryl Roland.

10.21H#*	Indemnification Agreement, dated May 17, 2011, by and between the Registrant and Thomas Clancy.

Exhibit Number	Exhibit Description

10.21I#*	Indemnification Agreement, dated May 17, 2011, by and between the Registrant and Bruns H. Grayson.

10.21J#*	Indemnification Agreement, dated May 17, 2011, by and between the Registrant and Stephen L. Green.

10.21K#*	Indemnification Agreement, dated May 17, 2011, by and between the Registrant and Joseph Levin.

10.21L#*	Indemnification Agreement, dated May 17, 2011, by and between the Registrant and Scott Schultz.

10.22A#*	Retention Agreement, dated August 17, 2005, by and between the Registrant and David Alberga.

10.22B#*	Amendment to Retention Agreement, dated December 22, 2008, by and between the Registrant and David Alberga.

10.23A#*	Retention Agreement, dated August 17, 2005, by and between the Registrant and Jon Belmonte.

10.23B#*	Amendment to Retention Agreement, dated December 22, 2008, by and between the Registrant and Jon Belmonte.

10.24A#*	Retention Agreement, dated August 17, 2005, by and between the Registrant and Matthew Landa.

10.24B#*	Amendment to Retention Agreement, dated December 22, 2008, by and between the Registrant and Matthew Landa.

10.25A#*	Retention Agreement, dated August 17, 2005, by and between the Registrant and Kourosh Vossoughi.

10.25B#*	Amendment to Retention Agreement, dated December 22, 2008, by and between the Registrant and Kourosh Vossoughi.

10.26A#*	Retention Agreement, dated March 8, 2010, by and between the Registrant and Scott Mendel.

10.26B#*	Amendment to Retention Agreement, dated March 8, 2010, by and between the Registrant and Scott Mendel.

10.27#*	Employment Offer Letter, dated January 5, 2010, by and between Registrant and Scott Mendel.

10.28#*	Employment Offer Letter, dated March 1, 2007, by and between Registrant and Matthew Ehrlichman, as amended.

10.29#*	Employment Offer Letter, dated December 4, 2007, by and between Registrant and Sheryl D. Roland.

10.30#*	Change in Control Agreement, dated July 15, 2010, by and between the Registrant and Sheryl Roland.

21.1*	Subsidiaries of the Registrant.

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.3*	Consent of Survey.com.

24.1*	Power of Attorney (included on Signature Page).

*	Previously filed.
#	Indicates management contract or compensatory plan.
†	Confidential Treatment Request.

(b) Financial Statement Schedules.

No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 23rd day of May, 2011.

THE ACTIVE NETWORK, INC.

By:	/S/ DAVID ALBERGA
David Alberga
Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DAVID ALBERGA David Alberga	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	May 23, 2011

/S/ MATTHEW LANDA Matthew Landa	President and Director	May 23, 2011

/S/ SCOTT MENDEL Scott Mendel	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 23, 2011

* Thomas N. Clancy	Director	May 23, 2011

* Bruns H. Grayson	Director	May 23, 2011

* Stephen L. Green	Director	May 23, 2011

* Joseph Levin	Director	May 23, 2011

* Scott Schultz	Director	May 23, 2011

*By:	/S/ DAVID ALBERGA
David Alberga Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Exhibit Description
1.1*	Form of Underwriting Agreement.

2.1†*	Stock Acquisition Agreement, dated January 21, 2009, by and among the Registrant, Elicia Acquisition Corp., IAC/Interactive Corp. and ReserveAmerica, Ltd.

3.1*	Amended and Restated Certificate of Incorporation, filed with the Delaware Secretary of State on January 21, 2009, as currently in effect.

3.2*	Form of Amended and Restated Certificate of Incorporation of the Registrant to be in effect upon the completion of this offering.

3.3*	Amended and Restated Bylaws, as currently in effect.

3.4*	Form of Amended and Restated Bylaws of the Registrant to be in effect upon the completion of this offering.

4.1*	Specimen Common Stock Certificate.

4.2*	Tenth Amended and Restated Investors’ Rights Agreement, dated as of August 22, 2008, by and among the Registrant and Stockholders named therein.

4.3*	Amendment No. 1 to the Tenth Amended and Restated Investors’ Rights Agreement, dated as of April 25, 2011, by and among the Registrant and the stockholders as listed on Schedule A. .

4.4*	Form of Warrant Assumption Agreement issued by the Registrant to each of the investors set forth on Schedule A.

4.5*	Form of Warrant issued by the Registrant to each of the investors set forth on Schedule A.

4.6*	Note Purchase Agreement, dated September 29, 2009, by and among the Registrant and the investors set forth on Schedule A.

4.7*	Form of Convertible Promissory Note issued by the Registrant to each of the investors set forth on the Schedule of Lenders thereto.

5.1	Opinion of DLA Piper LLP (US).

10.1A*	Seaview Corporate Center Office Lease, dated November 11, 2006, by and between Seaview PFG, LLC and the Registrant.

10.1B*	First Amendment to Lease (Seaview Corporate Center), dated October 31, 2010, by and between AG/POP Seaview Corporate, L.P. and the Registrant.

10.2A*	Indenture of Lease, dated September 13, 1999, by and between HOOPP Realty Inc. and The Active Network, Ltd.

10.2B*	Lease Expansion and Extension and Amending Agreement, dated June 25, 2004, by and between Newvest Realty Corporation and The Active Network, Ltd.

10.2C*	Lease Expansion and Amending Agreement, dated November 10, 2005, by and between Newvest Realty Corporation and The Active Network, Ltd.

10.2D*	Lease Expansion and Amending Agreement, dated September 29, 2006, by and between Newvest Realty Corporation and The Active Network, Ltd.

10.2E*	Lease Expansion, Extension and Amending Agreement, dated July 25, 2008, by and between Newvest Realty Corporation and The Active Network, Ltd.
10.3A*	Office Lease, dated February 6, 2007, by and between the Registrant and Allegany Research Properties, LLC.

Exhibit Number	Exhibit Description

10.3B*	First Lease Modification, dated August 17, 2007, by and between the Registrant and Allegany Research Properties, LLC.

10.3C*	Second Lease Modification, dated November 21, 1007, by and between Allegany Research Properties, LLC and the Registrant.

10.3D*	Third Lease Modification, dated February 1, 2008, by and between Allegany Research Properties, LLC and the Registrant.

10.4A*	Office Lease Agreement, dated September 24, 1999, by and between Donelson Corporate Centre, L.P. and Automated License Systems, Inc.

10.4B*	First Amendment to Office Lease Agreement, dated April 28, 2005, by and between Donelson Corporate Centre, L.P. and Automated License Systems, Inc.

10.4C*	Second Amendment to Office Lease Agreement, dated June 29, 2005, by and between Donelson Corporate Centre, L.P. and Automated License Systems, Inc.

10.4D*	Third Amendment to Office Lease Agreement, dated January 10, 2007, by and between Donelson Corporate Centre, L.P. and Automated License Systems, Inc.

10.4E*	Fourth Amendment to Office Lease Agreement, dated March 25, 2008, by and between Donelson Corporate Centre, L.P. and Automated License Systems, Inc.

10.5A*	Lease Agreement, dated September 19, 2008, by and between Wells REIT—Las Colinas Corporate Center II, L.P. and Fellowship Technologies, L.P.

10.5B*	Consent to Assignment, dated February 3, 2011 between Wells REIT—Las Colinas Corporate Center II, LP, Fellowship Technologies, L.P. and Registrant.

10.6A*	Loan and Security Agreement, dated October 30, 2008, by and between Square 1 Bank and Registrant.

10.6B*	Consent and First Amendment to Loan and Security Agreement, dated September 29, 2009, by and between Square 1 Bank and Registrant.

10.6C*	Second Amendment to Loan and Security Agreement, dated October 29, 2009, by and between Square 1 Bank and Registrant.

10.6D*	Third Amendment to Loan and Security Agreement, dated November 30, 2009, by and between Square 1 Bank and Registrant.

10.6E*	Fourth Amendment to Loan and Security Agreement, dated January 26, 2010, by and between Square 1 Bank and Registrant.

10.6F*	Fifth Amendment and Waiver to Loan and Security Agreement, March 31, 2010, by and between Square 1 Bank and Registrant.

10.6G*	Sixth Amendment to Loan and Security Agreement, dated April 21, 2010, by and between Square 1 Bank and Registrant.

10.6H*	Seventh Amendment to Loan and Security Agreement, dated May 27, 2010 by and between Square 1 Bank and Registrant.

10.6I*	Eighth Amendment to Loan and Security Agreement, dated July 15, 2010, by and between Square 1 Bank and Registrant.

10.7A*	Loan and Security Agreement, dated March 22, 2007, by and among Registrant, Escalate Capital I, L.P. and Gold Hill Venture Lending 03, LP.

10.7B*	First Amendment to Loan and Security Agreement, dated June 6, 2007, by and among Registrant, Escalate Capital I, L.P. and Gold Hill Venture Lending 03, LP.

10.7C*	Second Amendment to Loan and Security Agreement, dated December 18, 2007, by and among Registrant, Escalate Capital I, L.P. and Gold Hill Venture Lending 03, LP.

10.7D*	Consent and Third Amendment to Loan and Security Agreement, dated October 30, 2008, by and among Registrant, Escalate Capital I, L.P. and Gold Hill Venture Lending 03, LP.

Exhibit Number	Exhibit Description

10.7E*	Fourth Amendment to Loan and Security Agreement, dated April 14, 2009, by and among Registrant, Escalate Capital I, L.P. and Gold Hill Venture Lending 03, LP.

10.7F*	Consent and Fifth Amendment to Loan and Security Agreement, dated September 29, 2009, by and among Registrant, Escalate Capital I, L.P. and Gold Hill Venture Lending 03, LP.

10.7G*	Sixth Amendment to Loan and Security Agreement, dated April 28, 2010, by and among Registrant, Escalate Capital I, L.P. and Gold Hill Venture Lending 03, LP.

10.7H*	Seventh Amendment to Loan and Security Agreement, dated December 20, 2010, by and among Registrant, Escalate Capital I, L.P. and Gold Hill Venture Lending 03, LP.

10.8*	Business Loan Agreement, dated November 3, 2008, by and between Automated License Systems, Inc. and Pinnacle National Bank.

10.9#*	2002 Stock Option/Stock Issuance Plan, as amended.

10.10#*	Form of Stock Option Agreement under 2002 Stock Option/Stock Issuance Plan, as amended.

10.11#*	Addendum to Stock Option Agreement under 2002 Stock Option/Stock Issuance Plan.

10.12#*	Form of Stock Purchase Agreement under 2002 Stock Option/Stock Issuance Plan.

10.13#*	Addendum to Stock Purchase Agreement under 2002 Stock Option/Stock Issuance Plan.
10.14#*	Form of Stock Issuance Agreement under 2002 Stock Option/Stock Issuance Plan.

10.15#*	Addendum to Stock Issuance Agreement under 2002 Stock Option/Stock Issuance Plan.

10.16#*	2011 Equity Incentive Award Plan.

10.17#*	Form of Stock Option Agreement under 2011 Equity Incentive Award Plan.

10.18#*	Form of Restricted Stock Agreement under 2011 Equity Incentive Award Plan.

10.19#*	Form of Restricted Stock Unit Agreement under 2011 Equity Incentive Award Plan.

10.20#*	2011 Employee Stock Purchase Plan.

10.21A#*	Indemnification Agreement, dated May 17, 2011, by and between the Registrant and David Alberga.

10.21B#*	Indemnification Agreement, dated May 17, 2011, by and between the Registrant and Matthew Landa.

10.21C#*	Indemnification Agreement, dated May 17, 2011, by and between the Registrant and Scott Mendel.

10.21D#*	Indemnification Agreement, dated May 17, 2011, by and between the Registrant and Jon Belmonte.

10.21E#*	Indemnification Agreement, dated May 17, 2011, by and between the Registrant and Kourosh Vossoughi.

10.21F#*	Indemnification Agreement, dated May 17, 2011, by and between the Registrant and Matthew Ehrlichman.

10.21G#*	Indemnification Agreement, dated May 17, 2011, by and between the Registrant and Sheryl Roland.

10.21H#*	Indemnification Agreement, dated May 17, 2011, by and between the Registrant and Thomas Clancy.

10.21I#*	Indemnification Agreement, dated May 17, 2011, by and between the Registrant and Bruns H. Grayson.

10.21J#*	Indemnification Agreement, dated May 17, 2011, by and between the Registrant and Stephen L. Green.

10.21K#*	Indemnification Agreement, dated May 17, 2011, by and between the Registrant and Joseph Levin.

10.21L#*	Indemnification Agreement, dated May 17, 2011, by and between the Registrant and Scott Schultz.

10.22A#*	Retention Agreement, dated August 17, 2005, by and between the Registrant and David Alberga.

10.22B#*	Amendment to Retention Agreement, dated December 22, 2008, by and between the Registrant and David Alberga.

Exhibit Number	Exhibit Description

10.23A#*	Retention Agreement, dated August 17, 2005, by and between the Registrant and Jon Belmonte.

10.23B#*	Amendment to Retention Agreement, dated December 22, 2008, by and between the Registrant and Jon Belmonte.

10.24A#*	Retention Agreement, dated August 17, 2005, by and between the Registrant and Matthew Landa.

10.24B#*	Amendment to Retention Agreement, dated December 22, 2008, by and between the Registrant and Matthew Landa.

10.25A#*	Retention Agreement, dated August 17, 2005, by and between the Registrant and Kourosh Vossoughi.

10.25B#*	Amendment to Retention Agreement, dated December 22, 2008, by and between the Registrant and Kourosh Vossoughi.

10.26A#*	Retention Agreement, dated March 8, 2010, by and between the Registrant and Scott Mendel.

10.26B#*	Amendment to Retention Agreement, dated March 8, 2010, by and between the Registrant and Scott Mendel.

10.27#*	Employment Offer Letter, dated January 5, 2010, by and between Registrant and Scott Mendel.

10.28#*	Employment Offer Letter, dated March 1, 2007, by and between Registrant and Matthew Ehrlichman, as amended.

10.29#*	Employment Offer Letter, dated December 4, 2007, by and between Registrant and Sheryl D. Roland.

10.30#*	Change in Control Agreement, dated July 15, 2010, by and between the Registrant and Sheryl Roland.

21.1*	Subsidiaries of the Registrant.

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.3*	Consent of Survey.com.

24.1*	Power of Attorney (included on Signature Page).

*	Previously filed.
#	Indicates management contract or compensatory plan.
†	Confidential Treatment Request.